EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this Amendment No. 1 to the statement on Schedule 13D is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: December 15, 2017

ESTERA TRUST (JERSEY) LIMITED in its capacity as trustee of THE RYFOLD TRUST

By:	/s/ Melanie McEnery
Name:	Melanie McEnery
Title:	Director

ESTERA TRUST (JERSEY) LIMITED

By:	/s/ Melanie McEnery
Name:	Melanie McEnery
Title:	Director

RYFOLD LIMITED

By:	/s/ Melanie McEnery
Name:	Melanie McEnery
Title:	Director

GIVOLON LIMITED

By:	/s/ Melanie McEnery
Name:	Melanie McEnery
Title:	Director